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                                                                   Exhibit 99.3


                              NORRELL CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF NORRELL CORPORATION

         The undersigned, a shareholder of NORRELL CORPORATION, a Georgia corporation, hereby appoints C. Douglas Miller, Larry J. Bryan and Mark H. Hain, and each of them, as the proxy or proxies of the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all of the Norrell common shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of Norrell to be held at 10:00 a.m. (Eastern Daylight Time) on July 1, 1999 at the executive offices of Norrell, 3535 Piedmont Road, N.E., Atlanta, Georgia 30305 and at any adjournments or postponements thereof, on the following proposal as designated below and, in their discretion, on such other matters as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.

                (Continued and to be SIGNED on the reverse side)


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                          (Continued from other side)

         The Board of Directors unanimously recommends a vote FOR the approval of Proposal 1.

1. Proposal to approve the merger in accordance with the Agreement and Plan of Merger, dated as of March 24, 1999, and as amended on April 27, 1999 and on May 24, 1999, by and among Interim Services Inc., a Delaware corporation, Interim Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Interim Services Inc., and Norrell, which provides for the merger of Norrell with and into Interim Merger Corporation.

       / /  FOR               / /  AGAINST                / /  ABSTAIN

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and related joint proxy statement/prospectus.

                                        Dated:
                                              ---------------------------------


                                        ---------------------------------------
                                        (Print Name(s))


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                                        (Signature)


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                                        (Signature, if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the Special Meeting. If you are signing as an attorney, executor, administrator, trustee or guardian, please indicate your full title in this capacity. When shares are held by joint tenants, both holders should sign this proxy. If you are a corporation, please indicate the full name of the corporation and have this proxy signed by the corporation's president or other authorized officer. If you are a partnership, please indicate the full name of the partnership and have this proxy signed by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.




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